Exhibit 3.1.6

State of Delaware

Secretary of State

Division of Corporations

Delivered 04:56 PM 05/21/2003

Filed 03:10 PM 05/21/2003

SRV 030331599 – 3623353 FILE

Certificate of Incorporation

of

PAR PHARMACEUTICAL, INC.

FIRST: The name of the Corporation is Par Pharmaceutical, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at that address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock of the par value of $0.001 per share.

FIFTH: The name and mailing address of the incorporator are Marian E. Gustafson, Kirkpatrick & Lockhart, 599 Lexington Avenue, New York, NY 10022-6030.

SIXTH: The Board of Directors shall have the power to adopt, amend and repeal the by-laws of the Corporation. The stockholders entitled to vote in the election of directors may adopt additional by-laws and may amend or repeal any by-law whether or not adopted by them.

SEVENTH: Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the by-laws of the Corporation or, if not so designated, as determined by the Board of Directors. Elections of directors need not be by written ballot except and to the extent required by the by-laws of the Corporation.

EIGHTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

NINTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such elimination of liability is not permitted under the General Corporation Law of the State of Delaware (the “Delaware Code”) as in effect at the time of the alleged breach of duty. Any amendment, modification or repeal of this Article or of the Delaware Code shall not adversely affect any right or protection of a director of the Corporation with respect to any alleged breach of duty occurring prior to the time of such amendment, modification or repeal.

TENTH: (A) The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the General Corporation Law of the State of Delaware, each director or officer of the Corporation who was or is, or is threatened to be made, a party to or otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan, or a person serving another corporation, partnership, joint venture, trust, other enterprise or nonprofit entity in any of the foregoing capacities at the request of the Corporation (an “Authorized Representative”), against all expenses (including attorneys’ fees and disbursements), judgments, fines (including excise and taxes) and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding, whether the basis of such person’s involvement in the Proceeding is an alleged act or omission in such person’s capacity as an Authorized Representative or in another capacity while serving in such capacity or both. The Corporation shall be required to indemnify an incumbent or former director or officer in connection with a Proceeding initiated by such person only if and to the extent that such Proceeding was authorized by the Board of Directors of the Corporation or is a civil suit by such person to enforce rights to indemnification or advancement of expenses.

(B) The Corporation shall promptly pay all expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by a director or officer of the Corporation in defending or appearing (otherwise than as a plaintiff) in any Proceeding described in Paragraph (A) of this Article in advance of the final disposition of such Proceeding upon receipt of a reasonably satisfactory undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined by a final, unappealable judicial decision that such person is not entitled to be indemnified for such expenses under this Article or otherwise.

(C) The Corporation shall have the power to, and may, indemnify any person who is or was an Authorized Representative (other than an officer or director who are covered by (A) above) against loss, liability and expense in connection with a Proceeding, and may pay expenses incurred by such person in connection with such Proceeding in advance of the final disposition of the Proceeding, to the fullest extent permitted by law.

(D) The rights to indemnification and advancement of expenses provided by or granted pursuant to this Article shall be presumed to have been relied upon by directors and officers of the Corporation in serving or continuing to serve the Corporation, shall continue as to a person who ceases to be an Authorized Representative, shall inure to the benefit of the heirs, executors and administrators of such person, and shall be enforceable as contract rights. Such rights shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office or position. The Corporation may enter into contracts to provide any Authorized Representative with specific rights to indemnification and advancement of expenses, which contracts may confer rights and protections to the maximum extent permitted by law. The Corporation may purchase and maintain insurance, borrow money, create trust funds, pledge, mortgage, or create security interests in the assets of the Corporation, obtain letters of credit, or use other means from time to time to ensure payment of such amounts as may be necessary to perform the Corporation’s obligations provided for in this Article or in any such contract. The by-laws of the Corporation may contain additional provisions implementing and supplementing the provisions of this Article.

(E) Any amendment, modification or repeal of this Article shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any act or omission occurring prior to the time of such amendment, modification or repeal.

ELEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under §291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under §279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

The undersigned incorporator makes this Certificate for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, and hereby declares and certifies that this is the act and deed of the undersigned and that the facts stated herein are true.

Date: May 21, 2003	/s/ Marian E. Gustafson
Marian E. Gustafson
Incorporator

State of Delaware

Secretary of State

Division of Corporations

Delivered 03:39 PM 05/23/2003

Filed 03:39 PM 05/23/2003

SRV 03033973 – 3623353 FILE

CERTIFICATE OF MERGER

OF

PAR PHARMACEUTICAL, INC.

A New Jersey corporation

AND

PAR PHARMACEUTICAL, INC.

A Delaware corporation

Pursuant to the provisions of Section 252 of the General Corporation Law of the State of Delaware, it is hereby certified that:

1. The constituent business corporations participating in the merger herein certified are:

(i) Par Pharmaceutical, Inc., which is incorporated under the laws of the State of New Jersey (“Par NJ”); and

(ii) Par Pharmaceutical, Inc., which is incorporated under the laws of the State of Delaware (“Par DE”).

2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware by Par NJ in accordance with the laws of the State of its incorporation and by Par DE in the manner provided in Section 251 of the General Corporation Law of the State of Delaware.

3. The name of the surviving corporation in the merger herein certified is Par Pharmaceutical, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

4. The Certificate of Incorporation of Par DE, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation unless and until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

5. The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows: One Ram Ridge Road, Spring Valley, New York 10977.

6. The authorized capital stock of Par NJ consists of 1,000 shares of Common Stock, with a par value of $.01 per share.

7. The Agreement and Plan of Merger between the aforesaid constituent corporations provides that the merger herein certified shall be effective on May 23, 2003.

8. The complete executed Agreement of Merger is on file at an office of the surviving corporation, which address is: One Ram Ridge Road, Spring Valley, NY 10977.

[Remainder of page intentionally left blank]

Dated: May 23, 2003.

PAR PHARMACEUTICAL, INC.
A New Jersey corporation

By:	/s/ Dennis J. O’Connor
Name: Dennis J. O’Connor
Title: Vice President, Chief Financial
Officer & Secretary

PAR PHARMACEUTICAL, INC.
A Delaware corporation

By:	/s/ Dennis J. O’Connor
Name: Dennis J. O’Connor
Title: Vice President, Chief Financial
Officer & Secretary

State of Delaware

Secretary of State

Division of Corporations

Delivered 12:39 PM 09/15/2010

Filed 12:26 PM 09/15/2010

SRV 100909677– 3623353 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of Par Pharmaceutical, Inc., a Delaware corporation, on this 14th day of September, A.D. 2010, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, Zip Code 19904.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is National Registered Agents, Inc.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 14th day of September, A.D., 2010.

By:	/s/ Thomas J. Haughey
Authorized Officer

Name:	Thomas J. Haughey
Print or Type

Title:	Vice President and General Counsel

State of Delaware

Secretary of State

Division of Corporations

Delivered 01:57 PM 03/19/2013

Filed 01:29 PM 03/19/2013

SRV 130331011– 3623353 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of Par Pharmaceutical, Inc., a Delaware corporation, on this 18th day of March, A.D. 2013, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is The Corporation Trust Company.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 18th day of March, A.D., 2013.

By:	/s/ Barry J. Gilman
Authorized Officer

Name:	Barry J. Gilman
Print or Type

Title:	Secretary